UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2025

KINDLY MD, INC.

(Exact name of registrant as specified in its charter)

Utah	001-42103	84-3829824
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5097 South 900 East, Suite 100, Salt Lake City, UT	84117
(Address of Principal Executive Offices)	(Zip Code)

(385) 388-8220

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	NAKA	The Nasdaq Stock Market LLC
Tradeable Warrants to purchase shares of Common Stock, par value $0.001 per share	NAKAW	OTC Pink Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into Material Agreement

Antalpha Loan Agreement

On October 6, 2025, Naka SPV 2, LLC (the “Company”), a Delaware limited liability company and wholly owned subsidiary of Kindly MD, Inc. ( “Kindly MD”), entered into a Master Loan Agreement, including a loan confirmation thereunder, with Antalpha Digital Pte. Ltd., a private company organized under the laws of Singapore (“Antalpha”) (such Master Loan Agreement being referred to as, the “Antalpha Loan Agreement”). The Antalpha Loan Agreement contemplates Antalpha extending a term loan facility in an aggregate principal amount of 206,000,000 USDT (the “Antalpha Loan”), bearing interest at a rate of 7.0% per annum. The Antalpha Loan will be advanced in separate tranches over a period of up to five days to allow for the transfer of collateral from Company to Lender. The first tranche of indebtedness will be equal to an aggregate amount of up to 150,000,000 USDT.

The Antalpha Loan will mature thirty days after the date of the extension of the initial tranche. The Company has the option to extend the maturity date for an additional period of 30 days. Amounts advanced under the Antalpha Loan Agreement may not be prepaid during the initial thirty day period, however, should the Company elect to the extend the loan maturity date for an additional thirty days, the loan shall be prepayable without premium or penalty during such optional extension period. The obligations under the Antalpha Loan Agreement are secured solely by Bitcoin or other digital assets agreed to by the Company and Antalpha, and are subject to customary affirmative and negative covenants, loan-to-value requirements, representations and warranties, and events of default.

The Company intends to use the proceeds of the Antalpha Loan to satisfy its existing obligations in full under that certain Master Loan Agreement, dated as of September 30, 2025, between the Company and Two Prime Lending Limited, a limited company existing under the laws of the British Virgin Islands, and to pay for costs and expenses incurred in connection with the Antalpha Loan Agreement.

The foregoing summary of the Antalpha Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.01 of this Current Report with respect to the Antalpha Loan Agreement is hereby incorporated by reference into this Item 2.03.

Item 7.01 - Regulation FD Disclosure

On October 7, 2025, Kindly MD issued a press release announcing the Company’s entry into the Antalpha Loan Agreement and, in connection therewith, its non-binding agreement to indicative terms with Antalpha for a potential issuance by the Company of up to $250,000,000 of secured convertible notes, subject in all respects to the negotiation and agreement of definitive documentation. A copy of the press release is attached as Exhibit 99.1 hereto.

The information in this Item 7.01 to this Current Report on Form 8-K, and in Exhibit 99.1, furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Loan Agreement dated October 6, 2025 by and between Antalpha Digital Pte. Ltd. and Naka 2 SPV, LLC.
99.1	Press Release dated October 7, 2025.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

KINDLY MD, INC.

Dated: October 7, 2025	By:	/s/ David Bailey
David Bailey
Chief Executive Officer

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